SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 15, 2005

OMNICARE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard Suite 1600 Covington, Kentucky	41011 (Zip Code)
(Address of Principal Executive Offices)

(859) 392-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2005, Omnicare, Inc. (the “Company”) completed the concurrent public offerings of $225,000,000 aggregate principal amount of 6¾ Senior Subordinated Notes due 2013 (the “2013 Notes”), $525,000,000 aggregate principal amount of 6 3/4% Senior Subordinated Notes due 2015 (the “2015 Notes” and, together with the 2013 Notes, the “Notes”), $977,500,000 aggregate principal amount of 3.25% Convertible Debentures due 2035 (the “Convertible Debentures”) and 12,825,000 shares of common stock, par value $1.00 per share, of the Company. Copies of the Fourth Supplemental Indenture, dated as of December 15, 2005, by and among the Company, the guarantors named therein, and SunTrust Bank, as Trustee (the “Trustee”), relating to the 2013 Notes, the Fifth Supplemental Indenture, dated as of December 15, 2005, by and among the Company, the guarantors named therein, and the Trustee, relating to the 2015 Notes, and the Indenture, dated as of December 15, 2005, by and among the Company, Omnicare Purchasing Company, LP, as guarantor, and the Trustee, relating to the Convertible Debentures, are filed herewith as exhibits.

The Notes will be guaranteed on a senior subordinated basis by most of the Company’s subsidiaries. The Notes and the guarantees will be unsecured and subordinated to the Company’s and the guarantors’ senior debt. The 2013 Notes will pay interest semi-annually at a rate of 6 3/4% per annum and the 2015 Notes will pay interest semi-annually at a rate of 6 7/8% per annum. The Notes will mature on December 15, 2013 and the 2015 Notes will mature on December 15, 2015. The Company may redeem all or part of the 2013 Notes on or after December 15, 2009. The Company may redeem all or part of the 2015 Notes on or after December 15, 2010. Prior to such dates the Company may redeem all, but not part, of the Notes and thereafter, the Company may redeem all or part of the Notes, each at specified redemption prices. In addition, before December 15, 2008, the Company may redeem up to 35% of the aggregate principal amount of the Notes from the proceeds of certain equity offerings. The indentures governing the Notes will limit the Company’s ability to, among other things, incur indebtedness, pay dividends or make other restricted payments and investments, sell assets, create liens, merge with other entities, enter into affiliate transactions or encumber the Company’s subsidiaries’ ability to make certain distributions. If the Company experiences a change of control, holders of the Notes will have the right to require the Company to repurchase their Notes at a price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of repurchase.

The Convertible Debentures will be the Company’s senior unsecured obligations and will be guaranteed on a senior basis by Omnicare Purchasing Company, LP. The Convertible Debentures will pay interest semi-annually at a rate of 3.25% per annum (subject to an upward adjustment on and after December 15, 2015 in certain circumstances), and will mature on December 15, 2035. In addition, under certain circumstances, beginning with the six-month interest period commencing December 15, 2015, the Company will pay contingent interest on the Convertible Debentures. Upon certain circumstances, the Convertible Debentures will be convertible into cash and, if applicable, shares of the Company’s common stock at an initial conversion rate of 12.5423 shares per $1,000 principal amount of Convertible Debentures (equal to an initial conversion price of approximately $79.73 per share), subject to adjustment. In the event of certain types of fundamental changes that occur prior to December 15, 2015, the Company will increase the conversion rate or, in lieu thereof, the Company may elect to adjust the conversion obligation and the conversion rate so that the Convertible Debentures are convertible into shares of the acquiring or surviving company. The Company may redeem some or all of the Convertible Debentures on or after December 15, 2015, for cash at a redemption price equal to 100% of the principal amount of Convertible Debentures being redeemed. Holders may require the Company to repurchase all or a portion of the Convertible Debentures on December 15, 2015 at a cash repurchase price equal to 100% of the principal amount plus accrued and unpaid interest (including contingent interest, if any). In addition, holders may require the Company to repurchase all or a portion of their Convertible Debentures upon a fundamental change at a cash repurchase price equal to 100% plus accrued and unpaid interest (including contingent interest, if any).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number
4.1	Subordinated Debt Securities Indenture, dated as of June 13, 2003, between the Company and the Trustee, incorporated by reference to Exhibit 4.2(A) to the Company’s Current Report on Form 8-K filed on June 16, 2003.

4.2	Fourth Supplemental Indenture, dated as of December 15, 2005, by and among the Company, the guarantors named therein and the Trustee (including the Form of 2013 Note).

4.3	Fifth Supplemental Indenture, dated as of December 15, 2005, by and among the Company, the guarantors named therein and the Trustee (including the Form of 2015 Note).

4.4	Indenture, dated as of December 15, 2005, by and among the Company, Omnicare Purchasing Company, LP, as guarantor, and the Trustee (including the Form of Convertible Debenture).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Cheryl D. Hodges
Cheryl D. Hodges
Senior Vice President and Secretary

Date: December 16, 2005

EXHIBIT INDEX

Exhibit Number

4.1	Subordinated Debt Securities Indenture, dated as of June 13, 2003, between the Company and the Trustee, incorporated by reference to Exhibit 4.2(A) to the Company’s Current Report on Form 8-K filed on June 16, 2003.

4.2	Fourth Supplemental Indenture, dated as of December 15, 2005, by and among the Company, the guarantors named therein and the Trustee (including the Form of 2013 Note).

4.3	Fifth Supplemental Indenture, dated as of December 15, 2005, by and among the Company, the guarantors named therein and the Trustee (including the Form of 2015 Note).

4.4	Indenture, dated as of December 15, 2005, by and among the Company, Omnicare Purchasing Company, LP, as guarantor, and the Trustee (including the Form of Convertible Debenture).